EXHIBIT 2.2

AMENDMENT
TO THE PURCHASE AND ASSUMPTION AGREEMENT
March 6, 2012

TENNESSEE COMMERCE BANK- IN RECEIVERSHIP
Whereas,
Tennessee Commerce Bank was closed by the Tennessee Department of Financial Institutions on January 27, 2012 and the Federal Deposit Insurance Corporation was named Receiver;

The Receiver entered into a Whole Bank All Deposits Purchase and Assumption Agreement with Republic Bank & Trust Company of Louisville, Kentucky dated January 27, 2012;

The parties to the Agreement intend to alter the language addressing the Repurchase Price of New Loans.  The reason is to make the Agreement consistent with the original intent of the parties in the accepted bid or transaction;

This document (the “Amendment”) is the means for altering the original Agreement.  It is dated March 6, 2012, but effective as of January 27, 2012.

It is resolved and agreed to by the parties that:
1.           All terms in this Amendment will have the same meaning as in the Purchase and Assumption Agreement dated January 27, 2012, unless otherwise stated.

2.           The definition of Repurchase Price in Section 1.3 of the Agreement is amended to read as follows (additions from original language are bolded):

“Repurchase Price” means, with respect to any Asset, first taking the Book Value of the Asset at the Bank Closing Date and either subtracting the pro rata Asset discount or adding the pro rata Asset premium, and subsequently adjusting that amount (i) for any advances and interest on such Asset after the Bank Closing Date, (ii) by subtracting the total amount received by the Assuming Institution for such Asset after the Bank Closing Date, regardless of how applied and (iii) by adding total disbursements of principal made by the Receiver not otherwise included in the Book Value. For New Loans, the Repurchase Price shall not take into account the pro rata Asset discount or premium.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Purchase and Assumption Agreement to be executed by their duly authorized representatives as of the date first above written.

FEDERAL DEPOSIT INSURANCE CORPORATION,
RECEIVER OF TENNESSEE COMMERCE BANK
FRANKLIN, TENNESSEE

BY: /s/ Robert Chamberlain

NAME: Robert W. Chamberlain

TITLE: Receiver-In-Charge
Attest:

/s/ Wm. L. Zvara
William L. Zvara

FEDERAL DEPOSIT INSURANCE CORPORATION

BY: /s/ Robert Chamberlain

NAME: Robert W. Chamberlain

TITLE: Attorney-In-Fact
Attest:

/s/ Wm. L. Zvara
William L. Zvara

REPUBLIC BANK & TRUST COMPANY

BY: /s/ William G. Ferko

NAME: William G. Ferko

TITLE: SVP and Chief Risk Management Officer
Attest:

/s/ Kevin D. Sipes
Kevin D. Sipes

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